EXHIBIT 10.1
HAWKINS, INC.
Execution Version
FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of May 30, 2024 (the “First Amendment Effective Date”), and is between Hawkins, Inc., a Minnesota corporation (the “Borrower”), the Lenders party hereto, U.S. Bank National Association, a national banking association, as LC Issuer, Swing Line Lender and as Administrative Agent (the “Administrative Agent”).
RECITALS

A.The Borrower, the Lenders and the Administrative Agent are party to that certain Second Amended and Restated Credit Agreement, dated as of March 31, 2022 (as may be amended, restated or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment shall have the meanings respectively assigned to them in the Credit Agreement.

B.The parties hereto desire to amend and modify the Credit Agreement in accordance with the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows:

AGREEMENT

SECTION 1. Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires.

SECTION 2. Amendments. Subject to the satisfaction of the conditions precedent set forth herein, the Credit Agreement is hereby amended as set forth herein, effective as of the First Amendment Effective Date.

Section 2.1 - The following defined terms in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety, or added to Section 1.1 of the Credit Agreement in alphabetical order, as follows:

“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade, Working Capital Adjustments or earn-out payments in the aggregate amount not to exceed $2,000,000 for such earn-out payments), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations that are evidenced by notes, acceptances or other instruments, (v) any capital securities or other equity instrument, whether or not mandatorily redeemable, that under GAAP is characterized as debt, whether pursuant to financial accounting standards board issuance No. 150 or otherwise, (vi) Capitalized Lease Obligations, (vii) obligations of such Person as an account party with respect to standby and commercial Letters of Credit, (viii) Contingent Obligations of such Person, (ix) Net Mark to Market Exposure under Financial Contracts, (x) Receivables Transaction Attributed Indebtedness, and (xi) any other obligation for borrowed money or other financial accommodation that in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, priority or other security agreement or similar arrangement of any kind or nature whatsoever (including, without limitation, (a) the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement or (b) assignment, sale or other disposition of any notes receivable or accounts receivable).

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Borrower or any Subsidiary pursuant to which the Borrower or any Subsidiary may sell, convey or otherwise transfer any accounts or notes receivable and rights related thereto and with respect to which (a) all of the terms and conditions of such transaction or series of transactions, including without limitation the amount and type of any recourse to the Borrower or any Subsidiary with respect to the Property transferred, are acceptable to the Administrative Agent in its reasonable discretion, and (b) the Receivables Transaction Attributed Indebtedness does not exceed $10,000,000.

“Receivables Transaction Attributed Indebtedness” means the amount of obligations outstanding under the legal documents entered into as part of any Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a purchase.

Section 2.2 - Section 6.17 of the Credit Agreement is hereby amended to add the following subsection as subsection 6.17(o), and to accordingly renumber existing subsection 6.17(o) to subsection 6.17(p):

(o) Receivables Transaction Attributed Indebtedness not to exceed
$10,000,000; and

Section 2.3 - Section 6.19(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d)     any transfer of an interest (whether characterized as a grant of a security interest or the transfer of ownership) in accounts or notes receivable and related Property as part of a Qualified Receivables Transaction; or

Section 2.4 - Section 6.22 of the Credit Agreement is hereby amended to add the following subsection as subsection 6.22(n), and to accordingly renumber existing subsection 6.22(n) to subsection 6.22(o):

(n) Liens incurred in connection with any transfer of an interest (whether characterized as a grant of a security interest or the transfer of ownership) in accounts or notes receivable or related Property as part of a Qualified Receivables Transaction; and

Section 2.5 - Section 6.28 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.28 Negative Pledges; Subsidiary Restrictions. Neither the Borrower nor the Subsidiaries shall enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Lenders that would (a) prohibit any of the Borrower and the Subsidiaries from granting, or otherwise limit the ability of such Person to grant, to the Lenders any Lien on any of the assets or properties of such Person, or (b) require any of the Borrower and the Subsidiaries to grant a Lien to any other Person if such Borrower or such Subsidiary grants any Lien to the Lenders, in each case except for any such agreement, bond, note or other instrument interest with respect to the property subject to purchase money financings and Capitalized Lease agreements permitted hereby. Neither the Borrower nor the Subsidiaries shall place or allow any restriction, directly or indirectly, on the ability of the Borrower or Subsidiary to (x) pay dividends or any distributions on or with respect to such Person’s Equity Interests or (y) make loans or other cash payments to the Borrower, in each case except for (i) restrictions placed or allowed by any Person with respect to the property subject to purchase money financings and Capitalized Lease agreements permitted hereunder and (ii) customary restrictions and conditions in documents evidencing Qualified Receivables Transactions.

SECTION 3. Effectiveness of Amendments. The amendments contained in this Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following:

Section 3.1 - This Amendment duly executed by the Borrower.

Section 3.2 - A certificate of the Secretary of the Borrower certifying or confirming no change from the Borrower’s certificate dated as of March 31, 2022 (i) as to the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment, (ii) as to Articles of Incorporation or Bylaws of the Borrower, and (iii) as to the identity, office and signatures of each officer of the Borrower authorized to execute this Amendment and any other instrument or agreement executed by the Borrower in connection with this Amendment (collectively, the “Amendment Documents”).

SECTION 4. Representations, Warranties, Authority, No Adverse Claim.

Section 4.1 - Reassertion of Representations and Warranties, No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date, and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment on such date which has not been waived by the Required Lenders.

Section 4.2 - Authority, No Conflict, No Consent Required, Enforceability. Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into the Amendment Documents and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by the Borrower in connection herewith or therewith by proper corporate action, and none of the Amendment Documents nor the agreements contained herein or therein contravenes or constitutes a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or a provision of the Borrower’s Articles of Incorporation, Bylaws, or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Administrative Agent and the Lenders. The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment Documents or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described, except for those which the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Administrative Agent. The Borrower represents and warrants that the Amendment Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.

Section 4.3 - No Adverse Claim. The Borrower warrants, acknowledges and agrees that no events have taken place and no circumstances exist at the date hereof which would give the Borrower a basis to assert a defense, offset or counterclaim to any claim of the Administrative Agent or the Lenders with respect to the Borrower’s obligations under the Loan Documents as amended by this Amendment.

SECTION 5. Affirmation of Credit Agreement, Further References. The Borrower acknowledges and affirms that the Credit Agreement and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under the Credit Agreement and the other Loan Documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement and the other Loan Documents are hereby ratified and affirmed in all respects by the Borrower. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment.

SECTION 6. Successors. The Amendment Documents shall be binding upon the Borrower, the Administrative Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Administrative Agent and the Lenders and their respective successors and assigns.

SECTION 7. Legal Expenses. The Borrower agrees to reimburse the Administrative Agent, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of Dorsey & Whitney LLP, counsel for the Administrative Agent) incurred in connection with the Credit Agreement, including in connection with the negotiation, preparation and execution of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrower under the Amendment Documents, and to pay and save the Administrative Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrower shall survive any termination of the Credit Agreement.

SECTION 8. Counterparts. The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to the Amendment Documents may execute any such agreement by executing a counterpart of such agreement.

SECTION 9. Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS, THEIR HOLDING COMPANIES AND THEIR AFFILIATES.

SECTION 10. Acknowledgement and Release. IN ORDER TO INDUCE THE ADMINISTRATIVE AGENT AND THE LENDERS TO ENTER INTO THIS AMENDMENT, THE BORROWER: (A) REPRESENTS AND WARRANTS TO THE ADMINISTRATIVE AGENT AND THE LENDERS THAT NO EVENTS HAVE TAKEN PLACE AND NO CIRCUMSTANCES EXIST AT THE DATE HEREOF WHICH WOULD GIVE THE BORROWER THE RIGHT TO ASSERT A DEFENSE, OFFSET OR COUNTERCLAIM TO ANY CLAIM BY THE ADMINISTRATIVE AGENT OR ANY LENDER FOR PAYMENT OF THE OBLIGATIONS; AND (B) HEREBY RELEASE AND FOREVER DISCHARGE THE ADMINISTRATIVE AGENT AND THE LENDERS AND THEIR SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND PARTICIPANTS FROM ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, PROCEEDINGS, DEBTS, SUMS OF MONEY, COVENANTS, CONTRACTS, CONTROVERSIES, CLAIMS AND DEMANDS, AT LAW OR IN EQUITY, WHICH THE BORROWER EVER HAD OR NOW HAVE AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY OF THEIR SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES OR PARTICIPANTS BY VIRTUE OF THEIR RELATIONSHIP TO THE BORROWER IN CONNECTION WITH THIS AMENDMENT, THE CREDIT AGREEMENT, THE LOAN DOCUMENTS AND TRANSACTIONS RELATED THERETO.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

BORROWER:

HAWKINS, INC.

By:    /s/ Jeffrey P. Oldenkamp
Name:    Jefferey P. Oldenkamp
Title: Executive Vice President and Chief Financial Officer

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender, as LC Issuer and as
Administrative Agent

By: /s/ Stephen J. Heinen
Name: Stephen J. Heinen
Title: Vice President

[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Lender and an LC Issuer

By: /s/ Mike Myers
Name: Mike Myers
Title: Authorized Signer
[Signature Page to First Amendment to Second Amended and Restated Credit Agreement]